SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 2, 2004
Date of Report (Date of earliest event reported)

     inTEST Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22529 (Commissions File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of principal executive offices)

          (856) 424-6886
(Registrant's telephone number, including area code)

          N/A
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

inTEST Corporation (the "Company") currently intends to hold its 2004 annual meeting of stockholders on July 28, 2004. Any stockholder proposal sought to be included in the Company's proxy materials for the 2004 annual meeting must be received by Hugh T. Regan, Jr., Secretary at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003, not later than April 30, 2004. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals, in order to be considered for inclusion in our proxy statement relating to that meeting. Any stockholder who intends to present a proposal at the Company's annual meeting of stockholders to be held in 2004 and not intending to have such proposal included in the Company's proxy statement must send such proposal to Hugh T. Regan, Jr., Secretary (at the address given above) not later than May 15, 2004. If notification of such stockholder proposal is not received by that date, management's proxies may vote, in their discretion, any and all of the proxies received by them for or against such matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST Corporation

By:    /s/ Hugh T. Regan, Jr.
          Hugh T. Regan, Jr.
          Treasurer, Secretary and
          Chief Financial Officer

Date:    April 2, 2004